Slide 1

  Introduction

Slide 2

Slide 2

  Forward-looking statement

Slide 3

Slide 3

First Financial's operations are conducted primarily through five companies - the bank - First Federal, the First Southeast group, consisting of a full service broker/dealer - First Southeast Investor Services; First Southeast Fiduciary and Trust Services, which provides trust services to bank customers and others; and one of South Carolina's largest insurance agencies - First Southeast Insurance Services -- and a managing general agency operating under the Kimbrell Insurance Group (a wholesaler of insurance solutions to independent agencies). Atlantic Acceptance is a premium finance company.

Slide 4

Slide 4

To outline the presentation, I will:

  Give you a quick profile of first financial;

  Describe the strategic direction of the company;

  Talk about our commitment to sales and service excellence;

  Discuss a key strength -- our people;

  Discuss our insurance sales and services and our focus on non-interest income growth;

  Briefly describe our distribution systems and the markets we serve;

  And, review financial performance.

Slide 5

Slide 5 - Corporate Profile

(read slide)

Slide 6

Slide 6

(read slide) - (at June 30, 2004)

Slide 7

Slide 7

As to our customer profile:

    We serve over 114 thousand banking households;

    Almost 26 thousand insurance households;

    More than 5,000 investment or trust households;

    44% of banking households have 3 or more banking services;

    64% 50+ households have 3 or more banking services;

    56% of our banking households have a demand account relationship with the bank.

    And, 11% of our insurance households have a banking relationship.

Slide 8

Slide 8 - History - (read slide)

Slide 9

Slide 9 - Strategic Direction - (read slide)

Slide 10

Slide 10

    All of our companies have an exceptional history of service excellence.

    In 1997, we introduced the "champions" program to every person in the company.

    And, there is a very, very strong commitment to the program at every level of the organization.

    Weekly sales meetings are held in all retail and service units.

    We have changed the company's culture from service excellence to one of sales and service excellence.

    In 2000, we introduced a program modeled after the "champions" program for all of our service employees called "break-through service," which has now been rolled out to all our First Southeast companies.

Slide 11

Slide 11

    We have a very experienced management team.

    Significant resources are invested in staff training -- no teller, financial services representative goes before a customer before completing a rigorous training program.

    We have a very strong sales and service culture.

    Our people make decisions in front of customers (absolutely essential to a successful community bank model).

    All lenders, financial services representatives, trust and investment sales personnel - all receive incentive based compensation.

    In fact almost 38% of all of our management and employees are now incentive compensation based.

Slide 12

Slide 12 - Executive Management - (read slide)

Slide 13

Slide 13 - Senior Management - (read slide)

Slide 14

Slide 14

    First Financial places significant emphasis on supporting family friendly policies and programs in the work place.

    We make it very easy for our employees to volunteer for schools and non-profit organizations. (It is part of our culture.)

    We have tuition reimbursement and grant programs for both full-time and part-time employees.

    We offer flexible work schedules and part-time employment opportunities.

    We offer a child care resource and referral service and subsidize employee child care expenses.

    We also offer elder care referral services and may add a subsidy program.

Slide 15

Slide 15

    One of our key advantages is the quality, knowledge and experience of our management team.

    They average 18 years of experience with the company and 25 years experience in banking, investment, trust or insurance.

    Retail sales office managers average 12 years with our company, and bank retail sales personnel have significant levels of experience.

    Our insurance representatives average 7 years with our company and 15 years of industry experience.

    Our investment representatives average 7 years with first southeast and 19 years of experience.

    Our tellers average five years with our company and full-time tellers average five and one-half years with the bank.

Slide 16

Slide 16

All of the Companies' compensation and benefit systems are linked to superior performance:

    The vast majority of the 40 members of our management team exceed their targets for stock ownership ranging from one times total salary to four times total salary;

    All members of the management team participate in a performance-based compensation or bonus plan;

    Our directors' performance plan is ROE target driven;

    63% of our employees participate in our stock option plan;

    90% of our employees own First Financial stock;

    And, insider ownership now totals 17%.

Slide 17

Slide 17

We have been in the insurance agency business since 1986. Total insurance revenues for fiscal 2003 were just over $14.7 million with 44% coming from personal lines and 56% from commercial lines. Some major companies represented include Allstate, Selective, Auto-Owners, St. Paul Travelers, Harleysville, Zurich, Companion, Hartford and Chubb. In fact, First Southeast Insurance is the largest independent Allstate representative in the nation.

Slide 18

Slide 18

    The Kimbrell/Preferred Markets companies and Atlantic Acceptance Corporation were acquired in January.

    They service over 1,800 producing agencies.

    premium volume breakdown is as follows:

Personal excess & surplus lines	19%
Commercial excess & surplus lines	34%
Workers compensation	30%
Non-standard commercial auto	9%
Commercial brokerage	5%
Standard commercial & bonds	3%

Slide 19

Slide 19

Insurance revenues increased 38% for fiscal 2003, mostly as a result of the Johnson/Woodruff Insurance acquisition in fiscal 2002. Year-to-date in fiscal 2004, insurance revenues are up 29% over the same period in fiscal 2003.

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Slide 20

We have increased revenues significantly through acquisitions. In the past five years we have added over $82 million in premiums. In addition we operate a private mortgage reinsurance company, which reinsures mortgage insurance on loans originated by the bank. We also are an investor (own 14.3%) in Family Financial -- a life insurance company headquartered in Louisiana that reinsures liability policies written in debt protection programs.

Slide 21

Slide 21

Non-interest income from insurance, brokerage, and trust services is growing much faster than other non-interest income and totaled more than $16 million in fiscal 2003, up 33%. Year-to-date fiscal 2004 revenues are up 28% over the first nine months.

Slide 22

Slide 22

  Total non-interest revenues have grown 124% over the last three fiscal years with substantial growth in insurance and brokerage revenues.

  Total non-interest revenues were up 32% in fiscal 2003, and are up 8% thus far in 2004.

  Non-interest revenues now total 35% of total revenues.

Slide 23

Slide 23 - Other Income Distribution

(read slide)

Slide 24

Slide 24

Strong growth in demand deposits-both retail and commercial accounts -- has resulted in significant growth in deposit account fees (which were up 10% in 2002, 13% in 2003 and are up 8% year-to-date in fiscal 2004).

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Slide 25

First Financial does business in four primary markets: the Charleston area, the Grand Strand/Myrtle Beach area, the Florence market and the Hilton Head/Bluffton market. We also serve several other markets, including Georgetown and Brunswick County in North Carolina.

  We have 46 bank sales offices -- 3 in Hilton Head, 22 in the Charleston area, 16 in the Grand Strand area and coastal North Carolina, and 5 in Florence.

  5 of these locations are in Wal*Mart superstores -- monthly these branches produce 3 times the number of demand account relationships of traditional branches.

  We have a commitment to open 4 more stores in the next year to 18 months -- 2 will be opened before the end of the calendar year.

  We have 11 insurance sales offices (including our recent Kimbrell/Preferred Markets acquisitions in Murrells Inlet, SC). These offices currently produce $95 million retail and $27 million wholesale in premiums annually. In 2001 we opened our first office in Brunswick County, North Carolina.

  We have 14 investment and trust offices located inside bank sales office locations throughout the region.

  Assets under care/management in our investment and trust business now exceed $360 million.

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Slide 26

    And, a system of 49 ATMs.

Slide 27

Slide 27

    We have a rapidly growing internet banking service we introduced in may 2000.

    At June 30, we have over 22% of total bank households and over 29% of deposit households using this service.

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Slide 28

    Our markets include 28% of the population in South Carolina.

    Population is growing significantly faster in First Financial markets than in South Carolina and the country.

    Job growth in the most recent 10-year period in First Financial markets is almost double the growth of South Carolina and the country.

    Per capita income is above the South Carolina average.

    Of particular importance, these markets have a larger concentration of residents 55 and older, an important target group for the bank and the First Southeast group.

Slide 29

Slide 29

First Financial enjoys significant shares in key deposit markets.

Slide 30

Slide 30

read slide

Slide 31

Slide 31

A brief review of our recent financial performance.

Slide 32

Slide 32

We are approximately $2.5 billion in assets at June 30, 2004. The lack of asset growth in recent periods is the result of a much larger proportion of single-family real estate loans being sold in the secondary market and our focus on acquiring service related businesses.

Slide 33

Slide 33

Our loan composition continues to change.

  We continue to put more emphasis on expanding consumer and business lending.

  As a result, those balances have continued to grow as a part of our total loan portfolio.

  Consumer, construction, and commercial business and real estate loans now represent 43% of total loans.

Slide 34

Slide 34

At the end of fiscal 2003, non-performing assets were 61 basis points of total assets. Net charge-offs have been very low for the past five years and were 38 basis points in fiscal 2003. Obviously larger portfolios of commercial and consumer loans have resulted in increased levels of charge-offs.

Slide 35

Slide 35

Total problem assets were $13 million at June 30, 2004, down 10% from June 30, 2003.

Slide 36

Slide 36

Transaction accounts-checking, money market deposits and statement savings now make up 56% of total deposits. Certificates of deposit are substantially all in market, retail deposits.

Slide 37

Slide 37

  The company continues to grow lower costing demand deposit balances with considerable growth in our seniors banking program.

  Balances of demand deposits were up 21% in fiscal 2003 and are up 8% the first nine months of fiscal 2004 as compared to the same period in fiscal 2003.

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Slide 38

Net interest income has declined 3% over the same nine-month period last fiscal year. This is due in part to continued loan repricing and a slowing of liability repricing.

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Slide 39

During fiscal 2003 the spread was 3.66% and for the nine months ended June 30, 2004 declined to 3.35%.

Slide 40

Slide 40

The Fed's actions lowering short-term interest rates over the past several years had a significant impact on deposit interest costs. The Fed began to tighten in late June 2004. Due to timing, this had no effect on cost of deposits for this quarter.

Slide 41

Slide 41

The bank efficiency ratio has been below 58% for several years. If you exclude the FHLB advance prepayment fee incurred in the June quarter, the ratio for the first nine months of fiscal 2004 would be 56.41%.

Slide 42

Slide 42

Net income increased 37% over the past three fiscal years. Fiscal year to date net income is down 10% due primarily to lower gains on the sale of loans and a decline in net interest income.

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Slide 43

Core earnings per share were up 41% over the past three fiscal years, but are down year to date 2004.

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Slide 44

Return on equity exceeded 15% for the past five fiscal years and was 16.7% for our latest fiscal year. We are currently just under 15% for the first nine months of 2004.

Slide 45

Slide 45 - Stock Performance

This tracks our performance over the last two years.

Slide 46

Slide 46

The company increased its cash dividend in the first quarter of fiscal 2004 to 22 cents per share, a 16% increase over the prior year. Cash dividend increases have averaged 14% over the past three fiscal years.

Slide 47

Slide 47

We have been a very active repurchaser of our common stock over the last three years. Currently, we have repurchased over 70% of the current 650 thousand share repurchase plan, which expires November 30, 2004.